Exhibit 99.1

Contact:

Big 5 Sporting Goods Corporation

Barry Emerson

Executive Vice President and Chief Financial Officer

(310) 536-0611

ICR, Inc.

John Mills

Managing Partner

(646) 277-1254

BIG 5 SPORTING GOODS CORPORATION ANNOUNCES FISCAL 2021 FOURTH QUARTER AND FULL YEAR SALES RESULTS AND UPDATE OF EARNINGS GUIDANCE

•	Fourth Quarter Same Store Sales Increased 0.2% versus 2020 and 10.6% vs. 2019

•	Fourth Quarter EPS Expected in the Range of $0.84 to $0.86, Exceeding High End of Prior Guidance Range

•	Record Fiscal 2021 Full Year EPS Expected in the Range of $4.50 to $4.52

EL SEGUNDO, Calif., January 13, 2022 — Big 5 Sporting Goods Corporation (Nasdaq: BGFV) (the “Company,” “we,” “our,” “us,” “Big 5”), a leading sporting goods retailer, today reported net sales results for the fiscal 2021 fourth quarter and full year ended January 2, 2022.

For the 13-week fiscal 2021 fourth quarter, net sales were $273.4 million compared to net sales of $290.6 million for the 14-week fourth quarter of fiscal 2020. Same store sales increased 0.2% for the fourth quarter of fiscal 2021 compared to the fourth quarter of fiscal 2020 and increased 10.6% compared to the fourth quarter of fiscal 2019. The Company’s merchandise margins increased by approximately 194 basis points for the fourth quarter of fiscal 2021 compared to the fourth quarter of fiscal 2020 and increased by approximately 437 basis points versus the fourth quarter of fiscal 2019.

For the 52-week fiscal 2021 full year, net sales increased to $1.16 billion compared to net sales of $1.04 billion for the 53-week fiscal 2020. Same store sales increased 13.9% for the fiscal 2021 full year compared to fiscal 2020 and increased 17.5% compared to fiscal 2019. The Company’s merchandise margins increased by approximately 250 basis points for the fiscal 2021 full year compared to fiscal 2020 and increased by approximately 440 basis points compared to fiscal 2019.

As a result of the Company’s fiscal calendar, the fourth quarter of fiscal 2021 included 13 weeks, the fourth quarter of fiscal 2020 included 14 weeks, the fiscal 2021 full year included 52 weeks and the fiscal 2020 full year included 53 weeks. The Company’s same store sales results for the fourth quarter reflect comparable 13-week periods, and for the full year reflect comparable 52-week periods.

For the fiscal 2021 fourth quarter, the Company now expects to generate earnings per diluted share in the range of $0.84 to $0.86, which compares to the Company’s previous guidance for the fourth quarter of earnings per diluted share in the range of $0.55 to $0.70. For the fiscal 2021 full year, the Company now expects to generate earnings per diluted share in the range of $4.50 to $4.52, including a previously reported net benefit of $0.06 per diluted share. For purposes of comparison to the prior year, for the fiscal 2020 fourth quarter the Company realized earnings per diluted share of $0.95, which included a previously reported benefit of $0.12 per diluted share, and for the fiscal 2020 full year the Company realized earnings per diluted share of $2.58, which included a previously reported net benefit of $0.25 per diluted share. Financial results for the fiscal 2021 fourth quarter and full year are unaudited, preliminary and subject to final year-end accounting entries.

During fiscal 2021, the Company returned to shareholders over $69 million in value through a combination of regular and special cash dividends and open-market stock repurchases. In the fiscal 2021 fourth quarter, the Company repurchased 260,825 shares of its common stock.

The Company ended the 2021 fiscal year with no borrowings under its credit facility and with cash and cash equivalents of approximately $97.4 million. The year-end cash balance for fiscal 2021 compares to no borrowings under the Company’s credit facility and $64.7 million of cash and cash equivalents as of the end of the 2020 fiscal year. Total merchandise inventories increased by approximately 7.1% as of the end of fiscal 2021 versus the end of the prior fiscal year.

“We expect to deliver fourth quarter results solidly above the high end of our earnings guidance, driven in part by a strong margin performance that was considerably ahead of our plan. Our fourth quarter performance highlighted another record year of sales and earnings for Big 5, with 2021 earnings per share expected to surpass last year’s then-record results by approximately 75%,” said Steven G. Miller, the Company’s Chairman, President and Chief Executive Officer. “Throughout the year, our team did a tremendous job of navigating through supply chain and staffing challenges associated with the pandemic. While issues surrounding the pandemic are ongoing, we believe the business is in a great position heading into 2022 and are confident that our merchandise offering and convenient store experience will continue to resonate with our customers.”

The Company expects to issue earnings results for the fiscal 2021 fourth quarter and full year in early March 2022.

About Big 5 Sporting Goods Corporation

Big 5 is a leading sporting goods retailer in the western United States, operating 431 stores under the “Big 5 Sporting Goods” name as of the fiscal quarter ended January 2, 2022. Big 5 provides a full-line product offering in a traditional sporting goods store format that averages 11,000 square feet. Big 5’s product mix includes athletic shoes, apparel and accessories, as well as a broad selection of outdoor and athletic equipment for team sports, fitness, camping, hunting, fishing, home recreation, tennis, golf, and winter and summer recreation.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties and other factors that may cause Big 5’s actual results in current or future periods to differ materially from forecasted results. These risks and uncertainties include, among other things, the economic impacts of COVID-19, including any potential variants, on Big 5’s business operations, including as a result of regulations that may be issued in response to COVID-19, changes in the consumer spending environment, fluctuations in consumer holiday spending patterns, increased competition from e-commerce retailers, breach of data security or other unauthorized disclosure of sensitive personal or confidential information, the competitive environment in the sporting goods industry in general and in Big 5’s specific market areas, inflation, product availability and growth opportunities, changes in the current market for (or regulation of) firearm-related products, a reduction or loss of product from a key supplier, disruption in product flow, seasonal fluctuations, weather conditions, changes in cost of goods, operating expense fluctuations, increases in labor and benefit-related expense, changes in laws or regulations, including those related to tariffs and duties, public health issues (including those caused by COVID-19 or any potential variants), impacts from civil unrest or widespread vandalism, lower than expected profitability of Big 5’s e-commerce platform or cannibalization of sales from Big 5’s existing store base which could occur as a result of operating the e-commerce platform, litigation risks, stockholder campaigns and proxy contests, risks related to Big 5’s historically leveraged financial condition, changes in interest rates, credit availability, higher expense associated with sources of credit resulting from uncertainty in financial markets and economic conditions in general. Those and other risks and uncertainties are more fully described in Big 5’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Big 5 conducts its business in a highly competitive and rapidly changing environment. Accordingly, new risk factors may arise. It is not possible for management to predict all such risk factors, nor to assess the impact of all such risk factors on Big 5’s business or the extent to which any individual risk factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Big 5 undertakes no obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

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